RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS14 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS14

         $ 2,362,621                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated October 25, 2004
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 25, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE MORTGAGE LOANS

                                            NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                            MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                            LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------------------    ---------  --------------  ----------   ---------  -----------
499 or less.............................            5  $      749,912        0.38%  $ 149,982        84.51%
500 - 519...............................            2         343,518        0.18     171,759        90.00
520 - 539...............................            5         629,988        0.32     125,998        85.37
540 - 559...............................            5         611,613        0.31     122,323        89.20
560 - 579...............................           10       1,367,757        0.70     136,776        74.55
580 - 599...............................           10       1,744,606        0.89     174,461        75.88
600 - 619...............................           21       3,690,493        1.88     175,738        82.59
620 - 639...............................           39       7,431,659        3.79     190,555        79.18
640 - 659...............................           64      11,800,965        6.02     184,390        77.28
660 - 679...............................           78      12,902,097        6.58     165,411        78.39
680 - 699...............................          117      20,573,706       10.49     175,844        75.69
700 - 719...............................          124      21,063,717       10.74     169,869        76.04
720 - 739...............................          136      24,895,753       12.70     183,057        77.26
740 - 759...............................          135      25,179,169       12.84     186,512        75.32
760 - 779...............................          178      35,744,885       18.23     200,814        71.80
780 - 799...............................          106      17,656,391        9.01     166,570        75.24
800 or greater..........................           60       9,564,681        4.88     159,411        69.25
                                            ---------  --------------  ----------   ---------  -----------
Subtotal with Credit Score..............        1,095  $  195,950,910       99.95%  $ 178,951        75.48%
Not Available...........................            1          89,599        0.05      89,599       100.00
                                            ---------  --------------  ----------   ---------  -----------
Total, Average or Weighted Average......        1,096  $  196,040,509      100.00%  $ 178,869        75.49%
                                            =========  ==============  ==========


     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     The minimum and maximum credit scores of the mortgage loans were 438 and 830, respectively, and the weighted average credit score of the mortgage loans was 723.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.




                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY                                  LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
------------------------------------     --------  -------------  ----------   ----------  --------   ----------
Primary Residence...................          536  $ 112,917,849       57.60%  $  210,668       717        75.68%
Second/Vacation.....................           14      3,948,104         2.01     282,007       751        60.68
Non-Owner Occupied..................          546     79,174,556        40.39     145,008       730        75.95
                                         --------  -------------  ----------   ----------  --------   ----------
Total, Average or Weighted Average..        1,096  $ 196,040,509      100.00%  $  178,869       723        75.49%
                                         ========  =============  ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase............................          607  $ 104,288,678       53.20% $ 171,810       725      80.09%
Rate/Term Refinance.................          196     32,308,119       16.48    164,837       718      70.43
Equity Refinance....................          293     59,443,711       30.32    202,880       722      70.17
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average..        1,096  $ 196,040,509      100.00% $ 178,869       723      75.49%
                                         ========  =============  ==========



                            MORTGAGED PROPERTY TYPES

                                            NUMBER                                          WEIGHTED
                                              OF                    PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                                           MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                                LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
----------------------------------------   --------  -------------  ----------   ---------  --------  ---------
Single-family detached..................        764  $ 137,203,989       69.99%  $ 179,586       724      75.27%
Planned Unit Developments (detached)....        123     24,778,906       12.64     201,455       715      74.45
Two-to-four family units................         97     16,647,675        8.49     171,626       711      78.60
Condo Low-Rise (less than 5 stories)....         95     14,341,484        7.32     150,963       743      75.45
Townhouse...............................          8      1,543,506        0.79     192,938       706      80.17
Condo High-Rise (9 stories or more).....          4        784,512        0.40     196,128       735      68.75
Planned Unit Developments (attached)....          4        522,665        0.27     130,666       735      72.82
Condo Mid-Rise (5 to 8 stories).........          1        217,771        0.11     217,771       753      90.00
                                           --------  -------------  ----------   ---------  --------  ---------
Total, Average or Weighted Average......      1,096  $ 196,040,509      100.00%  $ 178,869       723      75.49%
                                           ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------------------    ---------  -------------   ----------   -----------  --------   ---------
Alabama.............................            8  $   1,296,708         0.66%  $   162,089       681       75.36%
Arkansas............................            3        457,331         0.23       152,444       705       80.30
Arizona.............................           42      6,522,228         3.33       155,291       713       80.13
California..........................          146     38,499,001        19.64       263,692       737       70.05
Colorado............................           42      6,795,519         3.47       161,798       729       75.98
Connecticut.........................           13      2,531,656         1.29       194,743       737       70.17
District of Columbia................            8      2,153,028         1.10       269,129       741       71.15
Delaware............................            3        547,799         0.28       182,600       750       83.00
Florida.............................           88     14,952,453         7.63       169,914       698       77.41
Georgia.............................           42      7,481,436         3.82       178,129       705       74.91
Hawaii..............................            6      1,130,270         0.58       188,378       765       43.00
Iowa................................            3        453,350         0.23       151,117       716       81.80
Idaho...............................           10      1,840,663         0.94       184,066       743       79.43
Illinois............................           26      4,959,080         2.53       190,734       726       73.76
Indiana.............................           20      2,079,880         1.06       103,994       732       81.17
Kansas..............................            4        593,912         0.30       148,478       701       79.00
Kentucky............................            6        712,610         0.36       118,768       730       77.33
Louisiana...........................           17      2,225,650         1.14       130,921       690       81.86
Massachusetts.......................           22      4,912,985         2.51       223,318       727       72.39
Maryland............................           41      7,817,340         3.99       190,667       730       77.14
Maine...............................            7      1,149,509         0.59       164,216       721       82.30
Michigan............................           25      3,207,232         1.64       128,289       721       78.17
Minnesota...........................           22      4,073,686         2.08       185,168       734       79.77
Missouri............................           26      3,553,484         1.81       136,672       710       80.65
Montana.............................            4        658,145         0.34       164,536       734       58.13
North Carolina......................           19      3,517,503         1.79       185,132       713       67.10
Nebraska............................            4        480,288         0.24       120,072       739       83.10
New Hampshire.......................            4        826,246         0.42       206,561       736       78.37
New Jersey..........................           27      6,408,482         3.27       237,351       731       75.96
New Mexico..........................           17      2,300,880         1.17       135,346       725       76.16
Nevada..............................           21      3,441,095         1.76       163,862       716       72.75
New York............................           23      6,549,322         3.34       284,753       729       75.41
Ohio................................           31      4,114,941         2.10       132,740       728       78.08
Oklahoma............................            9        873,851         0.45        97,095       724       79.12
Oregon..............................           31      4,905,414         2.50       158,239       730       78.81
Pennsylvania........................           24      3,633,769         1.85       151,407       730       77.06
Rhode Island........................            5      1,013,049         0.52       202,610       731       80.37
South Carolina......................           11      2,161,824         1.10       196,529       707       69.54
Tennessee...........................           18      2,566,951         1.31       142,608       698       81.57
Texas...............................           84     11,887,198         6.06       141,514       708       80.19
Utah................................           20      3,171,698         1.62       158,585       720       76.74
Virginia............................           53      8,501,235         4.34       160,401       726       79.23
Vermont.............................            3        302,234         0.15       100,745       741       78.40
Washington..........................           46      6,959,002         3.55       151,283       719       78.50
Wisconsin...........................           10      1,421,107         0.72       142,111       720       77.80
Wyoming.............................            2        399,463         0.20       199,732       716       85.14
                                        ---------  -------------   ----------   -----------  --------   ---------
Total, Average or Weighted Average..        1,096  $ 196,040,509       100.00%  $   178,869       723       75.49%
                                        =========  =============   ==========


     No more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
--------------------------------------  ---------   ------------   ----------   ---------   --------   ---------
Full Documentation....................        629   $ 99,742,123        50.88%  $ 158,573        722       77.91%
Reduced Documentation.................        467     96,298,386        49.12     206,206        724       72.98
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average....      1,096   $196,040,509       100.00%  $ 178,869        723       75.49%
                                        =========   ============   ==========


     No more than 21.1% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 1.2% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
5.000 - 5.124.......................            1   $    148,114         0.08%  $ 148,114        805       44.00%
5.250 - 5.374.......................            5        949,869         0.48     189,974        770       37.67
5.375 - 5.499.......................            4        584,598         0.30     146,150        708       38.34
5.500 - 5.624.......................           11      1,838,751         0.94     167,159        744       51.76
5.625 - 5.749.......................            4        433,885         0.22     108,471        747       62.78
5.750 - 5.874.......................            6      2,073,840         1.06     345,640        762       69.64
5.875 - 5.999.......................           40      8,902,409         4.54     222,560        718       69.34
6.000 - 6.124.......................           58     11,327,808         5.78     195,307        739       73.72
6.125 - 6.249.......................           62     14,093,707         7.19     227,318        723       76.42
6.250 - 6.374.......................          126     23,995,199        12.24     190,438        735       74.32
6.375 - 6.499.......................          179     30,947,351        15.79     172,890        727       76.34
6.500 - 6.624.......................          132     23,809,864        12.15     180,378        718       73.83
6.625 - 6.749.......................          121     22,624,154        11.54     186,976        722       75.47
6.750 - 6.874.......................          119     20,281,529        10.35     170,433        710       78.71
6.875 - 6.999.......................          100     16,317,240         8.32     163,172        723       79.44
7.000 - 7.124.......................           48      6,990,848         3.57     145,643        713       76.51
7.125 - 7.249.......................           25      3,748,577         1.91     149,943        700       83.96
7.250 - 7.374.......................           25      3,483,150         1.78     139,326        698       84.36
7.375 - 7.499.......................           17      2,125,968         1.08     125,057        705       82.30
7.500 - 7.624.......................            9        800,226         0.41      88,914        669       88.31
7.625 - 7.749.......................            4        563,421         0.29     140,855        692       80.04
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average..        1,096   $196,040,509       100.00%  $ 178,869        723       75.49%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.4671% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-------------------------------------   ---------   ------------   ----------   ---------   --------   ---------
4.720................................           1   $    148,114         0.08%  $ 148,114        805       44.00%
4.970................................           5        949,869         0.48     189,974        770       37.67
5.095................................           4        584,598         0.30     146,150        708       38.34
5.220................................          11      1,838,751         0.94     167,159        744       51.76
5.345................................           4        433,885         0.22     108,471        747       62.78
5.470................................           6      2,073,840         1.06     345,640        762       69.64
5.595................................          40      8,902,409         4.54     222,560        718       69.34
5.720................................          58     11,327,808         5.78     195,307        739       73.72
5.845................................          62     14,093,707         7.19     227,318        723       76.42
5.970................................         126     23,995,199        12.24     190,438        735       74.32
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average...         317   $ 64,348,179        32.82%  $ 202,991        732       72.17%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.676926165%.



                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
100,000 or less....................           190   $ 15,916,819         8.12%  $  83,773        721       75.47%
100,001 to 200,000.................           611     86,764,231        44.26     142,004        721       77.30
200,001 to 300,000.................           173     41,666,494        21.25     240,847        717       75.89
300,001 to 400,000.................            68     23,473,189        11.97     345,194        733       73.75
400,001 to 500,000.................            32     14,373,617         7.33     449,176        714       73.27
500,001 to 600,000.................            11      5,866,524         2.99     533,320        736       75.87
600,001 to 700,000.................             6      3,830,166         1.95     638,361        721       65.50
700,001 to 800,000.................             3      2,275,607         1.16     758,536        780       66.57
800,001 to 900,000.................             1        883,440         0.45     883,440        774       34.00
900,001 to 1,000,000...............             1        990,421         0.51     990,421        769       67.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average.         1,096   $196,040,509       100.00%  $ 178,869        723       75.49%
                                        =========   ============   ==========

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------------------    ---------   ------------   ----------   ---------   --------
00.01 - 50.00.......................           66   $ 11,949,296         6.10%  $ 181,050        754
50.01 - 55.00.......................           21      4,299,763         2.19     204,751        753
55.01 - 60.00.......................           38      7,830,800         3.99     206,074        735
60.01 - 65.00.......................           41      7,886,165         4.02     192,345        718
65.01 - 70.00.......................           84     17,900,456         9.13     213,101        732
70.01 - 75.00.......................          110     19,846,708        10.12     180,425        723
75.01 - 80.00.......................          496     90,346,806        46.09     182,151        720
80.01 - 85.00.......................           23      3,696,968         1.89     160,738        702
85.01 - 90.00.......................          180     26,916,389        13.73     149,535        713
90.01 - 95.00.......................           35      5,150,579         2.63     147,159        695
95.01 - 100.00......................            2        216,579         0.11     108,289        764
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average..        1,096   $196,040,509       100.00%  $ 178,869        723
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.49%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS A-P CERTIFICATES
                                                --------------------------------
                                                 0%     6%     18%    24%    30%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   99     93     81     75     69
April 2007 ...................................   97     86     65     56     48
April 2008 ...................................   96     80     53     42     33
April 2009 ...................................   94     74     43     31     23
April 2010 ...................................   93     68     34     24     16
April 2011 ...................................   91     63     28     18     11
April 2012 ...................................   89     58     22     13      7
April 2013 ...................................   87     53     18     10      5
April 2014 ...................................   85     49     14      7      3
April 2015 ...................................   83     45     11      5      2
April 2016 ...................................   81     41      9      4      2
April 2017 ...................................   78     37      7      3      1
April 2018 ...................................   75     34      6      2      1
April 2019 ...................................   73     31      5      2      *
April 2020 ...................................   70     28      4      1      *
April 2021 ...................................   66     25      3      1      *
April 2022 ...................................   63     22      2      1      *
April 2023 ...................................   59     20      2      *      *
April 2024 ...................................   56     17      1      *      *
April 2025 ...................................   52     15      1      *      *
April 2026 ...................................   47     13      1      *      *
April 2027 ...................................   43     11      1      *      *
April 2028 ...................................   38      9      *      *      *
April 2029 ...................................   33      7      *      *      *
April 2030 ...................................   27      6      *      *      *
April 2031 ...................................   22      4      *      *      *
April 2032 ...................................   15      3      *      *      *
April 2033 ...................................    9      2      *      *      *
April 2034 ...................................    2      *      *      *      *
April 2035 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  18.8   10.4   4.6    3.5    2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $  64,904,092.97    $132,642,343.12
Weighted average mortgage rate .................        6.0598574332%            6.6671%
Weighted average servicing fee rate.............        0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                 359                360
Weighted average remaining term
to maturity (months) ...........................                 351                352

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

   ASSUMED PURCHASE PRICE        0%     6%     18%     24%     30%
---------------------------     ----   ----   -----   -----   -----
$1,631,131 ................     2.1%   4.1%   10.0%   13.5%   17.4%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $12,512,690         101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082       244,557           2,324        289,263
60 to 89 days........            236         28,610            372        44,459             477         64,448
90 days or more(2)...            307         35,045            409        44,171             516         62,039
Foreclosures Pending.            273         32,685            446        55,203             602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309   $   388,390           3,919    $   497,389
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%        3.104%          3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days........            488         63,986            526         70,816            409         51,071
90 days or more(2)...            644         84,033            696         94,223            555         70,963
Foreclosures Pending.            769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743      $ 493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.


      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                 EXPERIENCE(1)

                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $ 6,234,461          45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742       104,823             901        131,032
60 to 89 days........             65         11,033            118        17,904             185         29,788
90 days or more(2)...             77         13,377            123        17,598             165         27,231
Foreclosures Pending.             80         12,263            113        19,378             198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $   159,703           1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%        2.562%          3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:44                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14(POOL # 4917) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4917
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HZV4   199,487,100.00 193,855,748.63     6.000000  %  2,956,164.08
A-P     76110HA33     2,452,306.01   2,430,020.35     0.000000  %     13,809.73
A-V     76110HA41             0.00           0.00     0.231967  %          0.00
R       76110HA58           100.00           0.00     6.000000  %          0.00
M-1     76110HA74     4,897,300.00   4,882,652.89     6.000000  %      6,966.10
M-2     76110HA82     2,129,000.00   2,122,632.47     6.000000  %      3,028.37
M-3     76110HA90     1,596,800.00   1,592,024.20     6.000000  %      2,271.34
B-1     76110HB24       745,200.00     742,971.22     6.000000  %      1,060.00
B-2     76110HB32       851,600.00     849,052.99     6.000000  %      1,211.35
B-3     76110HB40       745,223.92     742,995.06     6.000000  %      1,060.03

-------------------------------------------------------------------------------
                  212,904,629.93   207,218,097.81                  2,985,571.00
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       969,278.74  3,925,442.82            0.00       0.00    190,899,584.55
A-P             0.00     13,809.73            0.00       0.00      2,416,210.62
A-V        40,056.45     40,056.45            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        24,413.26     31,379.36            0.00       0.00      4,875,686.79
M-2        10,613.16     13,641.53            0.00       0.00      2,119,604.10
M-3         7,960.12     10,231.46            0.00       0.00      1,589,752.86
B-1         3,714.86      4,774.86            0.00       0.00        741,911.22
B-2         4,245.26      5,456.61            0.00       0.00        847,841.64
B-3         3,714.98      4,775.01            0.00       0.00        741,935.03

-------------------------------------------------------------------------------
        1,063,996.83  4,049,567.83            0.00       0.00    204,232,526.81
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     971.770849   14.818823     4.858854    19.677677   0.000000  956.952026
A-P     990.912364    5.631324     0.000000     5.631324   0.000000  985.281040
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     997.009146    1.422437     4.985045     6.407482   0.000000  995.586709
M-2     997.009147    1.422438     4.985045     6.407483   0.000000  995.586709
M-3     997.009148    1.422439     4.985045     6.407484   0.000000  995.586709
B-1     997.009146    1.422437     4.985051     6.407488   0.000000  995.586709
B-2     997.009149    1.422440     4.985040     6.407480   0.000000  995.586709
B-3     997.009140    1.422432     4.985052     6.407484   0.000000  995.586709

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:44                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14 (POOL #  4917)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4917
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,141.88
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,427.54

SUBSERVICER ADVANCES THIS MONTH                                       26,969.94
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   4,037,142.05

 (B)  TWO MONTHLY PAYMENTS:                                    2     329,585.56

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     204,232,526.80

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,132

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,690,820.83

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      107,050.60

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.66163800 %     4.19814900 %    1.12684140 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.59075900 %     4.20356340 %    1.15535150 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,790,354.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,129,046.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.47246307
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              354.40

POOL TRADING FACTOR:                                                95.92676630

Run:        04/26/05     10:57:33                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14(POOL # 4917) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4917
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HZV4   199,487,100.00 190,899,584.55     6.000000  %  4,052,219.00
A-P     76110HA33     2,452,306.01   2,416,210.62     0.000000  %     30,977.82
A-V     76110HA41             0.00           0.00     0.229610  %          0.00
R       76110HA58           100.00           0.00     6.000000  %          0.00
M-1     76110HA74     4,897,300.00   4,875,686.79     6.000000  %      4,494.40
M-2     76110HA82     2,129,000.00   2,119,604.10     6.000000  %      1,953.84
M-3     76110HA90     1,596,800.00   1,589,752.86     6.000000  %      1,465.43
B-1     76110HB24       745,200.00     741,911.22     6.000000  %        683.90
B-2     76110HB32       851,600.00     847,841.64     6.000000  %        781.54
B-3     76110HB40       745,223.92     741,935.03     6.000000  %        683.91

-------------------------------------------------------------------------------
                  212,904,629.93   204,232,526.81                  4,093,259.84
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       954,497.92  5,006,716.92            0.00       0.00    186,847,365.55
A-P             0.00     30,977.82            0.00       0.00      2,385,232.80
A-V        39,078.21     39,078.21            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        24,378.43     28,872.83            0.00       0.00      4,871,192.39
M-2        10,598.02     12,551.86            0.00       0.00      2,117,650.26
M-3         7,948.76      9,414.19            0.00       0.00      1,588,287.43
B-1         3,709.56      4,393.46            0.00       0.00        741,227.32
B-2         4,239.21      5,020.75            0.00       0.00        847,060.10
B-3         3,709.68      4,393.59            0.00       0.00        741,251.12

-------------------------------------------------------------------------------
        1,048,159.79  5,141,419.63            0.00       0.00    200,139,266.97
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     956.952026   20.313188     4.784760    25.097948   0.000000  936.638838
A-P     985.281039   12.632114     0.000000    12.632114   0.000000  972.648924
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     995.586709    0.917730     4.977933     5.895663   0.000000  994.668979
M-2     995.586711    0.917731     4.977933     5.895664   0.000000  994.668979
M-3     995.586708    0.917729     4.977931     5.895660   0.000000  994.668979
B-1     995.586706    0.917727     4.977939     5.895666   0.000000  994.668979
B-2     995.586711    0.917731     4.977936     5.895667   0.000000  994.668979
B-3     995.586703    0.917724     4.977940     5.895664   0.000000  994.668979

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14 (POOL #  4917)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4917
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,521.01
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,981.29

SUBSERVICER ADVANCES THIS MONTH                                       10,483.88
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     9   1,547,883.63

 (B)  TWO MONTHLY PAYMENTS:                                    1      57,457.33

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      90,000.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     200,139,266.97

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,114

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,904,636.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.59075900 %     4.25388900 %    1.14168290 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.48473000 %     4.28558084 %    1.17799800 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,790,354.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,129,046.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.47130280
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              353.30

POOL TRADING FACTOR:                                                94.00418724

Run:        04/07/05     13:16:11                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14(POOL # 4917) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4917
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HZV4   199,487,100.00 186,847,365.55     6.000000  %  2,578,699.44
A-P     76110HA33     2,452,306.01   2,385,232.80     0.000000  %      3,873.86
A-V     76110HA41             0.00           0.00     0.229084  %          0.00
R       76110HA58           100.00           0.00     6.000000  %          0.00
M-1     76110HA74     4,897,300.00   4,871,192.39     6.000000  %      4,581.29
M-2     76110HA82     2,129,000.00   2,117,650.26     6.000000  %      1,991.63
M-3     76110HA90     1,596,800.00   1,588,287.43     6.000000  %      1,493.77
B-1     76110HB24       745,200.00     741,227.32     6.000000  %        697.11
B-2     76110HB32       851,600.00     847,060.10     6.000000  %        796.65
B-3     76110HB40       745,223.92     741,251.12     6.000000  %        697.14

-------------------------------------------------------------------------------
                  212,904,629.93   200,139,266.97                  2,592,830.89
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       934,236.83  3,512,936.27            0.00       0.00    184,268,666.11
A-P             0.00      3,873.86            0.00       0.00      2,381,358.94
A-V        38,207.29     38,207.29            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        24,355.96     28,937.25            0.00       0.00      4,866,611.10
M-2        10,588.25     12,579.88            0.00       0.00      2,115,658.63
M-3         7,941.44      9,435.21            0.00       0.00      1,586,793.66
B-1         3,706.14      4,403.25            0.00       0.00        740,530.21
B-2         4,235.30      5,031.95            0.00       0.00        846,263.45
B-3         3,706.26      4,403.40            0.00       0.00        740,553.98

-------------------------------------------------------------------------------
        1,026,977.47  3,619,808.36            0.00       0.00    197,546,436.08
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     936.638838   12.926648     4.683194    17.609842   0.000000  923.712190
A-P     972.648922    1.579681     0.000000     1.579681   0.000000  971.069242
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     994.668979    0.935473     4.973344     5.908817   0.000000  993.733506
M-2     994.668978    0.935472     4.973344     5.908816   0.000000  993.733506
M-3     994.668977    0.935471     4.973347     5.908818   0.000000  993.733506
B-1     994.668973    0.935467     4.973349     5.908816   0.000000  993.733506
B-2     994.668981    0.935474     4.973344     5.908818   0.000000  993.733506
B-3     994.668983    0.935477     4.973351     5.908828   0.000000  993.733506

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:12                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14 (POOL #  4917)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4917
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,665.63
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,619.11

SUBSERVICER ADVANCES THIS MONTH                                       10,450.12
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,353,604.52

 (B)  TWO MONTHLY PAYMENTS:                                    1     239,166.44

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      90,000.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     197,546,436.09

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,102

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,404,241.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.48473000 %     4.33727100 %    1.16395880 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.41682300 %     4.33774639 %    1.19250210 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,790,354.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,129,046.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.46761577
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              352.20

POOL TRADING FACTOR:                                                92.78635047

Run:        04/25/05     12:55:15                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14(POOL # 4917) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4917
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HZV4   199,487,100.00 184,268,666.11     6.000000  %  2,969,924.31
A-P     76110HA33     2,452,306.01   2,381,358.94     0.000000  %     18,737.18
A-V     76110HA41             0.00           0.00     0.226371  %          0.00
R       76110HA58           100.00           0.00     6.000000  %          0.00
M-1     76110HA74     4,897,300.00   4,866,611.10     6.000000  %      4,603.12
M-2     76110HA82     2,129,000.00   2,115,658.63     6.000000  %      2,001.11
M-3     76110HA90     1,596,800.00   1,586,793.66     6.000000  %      1,500.88
B-1     76110HB24       745,200.00     740,530.21     6.000000  %        700.44
B-2     76110HB32       851,600.00     846,263.45     6.000000  %        800.44
B-3     76110HB40       745,223.92     740,553.98     6.000000  %        700.46

-------------------------------------------------------------------------------
                  212,904,629.93   197,546,436.08                  2,998,967.94
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       921,343.33  3,891,267.64            0.00       0.00    181,298,741.80
A-P             0.00     18,737.18            0.00       0.00      2,362,621.76
A-V        37,265.72     37,265.72            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        24,333.06     28,936.18            0.00       0.00      4,862,007.98
M-2        10,578.29     12,579.40            0.00       0.00      2,113,657.52
M-3         7,933.97      9,434.85            0.00       0.00      1,585,292.78
B-1         3,702.65      4,403.09            0.00       0.00        739,829.77
B-2         4,231.32      5,031.76            0.00       0.00        845,463.01
B-3         3,702.77      4,403.23            0.00       0.00        739,853.52

-------------------------------------------------------------------------------
        1,013,091.11  4,012,059.05            0.00       0.00    194,547,468.14
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     923.712190   14.887801     4.618561    19.506362   0.000000  908.824389
A-P     971.069241    7.640637     0.000000     7.640637   0.000000  963.428604
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     993.733505    0.939930     4.968668     5.908598   0.000000  992.793575
M-2     993.733505    0.939930     4.968666     5.908596   0.000000  992.793575
M-3     993.733505    0.939930     4.968669     5.908599   0.000000  992.793575
B-1     993.733511    0.939936     4.968666     5.908602   0.000000  992.793575
B-2     993.733512    0.939937     4.968671     5.908608   0.000000  992.793575
B-3     993.733507    0.939932     4.968668     5.908600   0.000000  992.793575

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:15                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS14 (POOL #  4917)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4917
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,110.60
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,583.17

SUBSERVICER ADVANCES THIS MONTH                                       10,972.18
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     9   1,222,065.48

 (B)  TWO MONTHLY PAYMENTS:                                    2     446,857.46

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      90,000.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     194,547,468.14

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,087

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,811,766.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.41682300 %     4.39067400 %    1.17812690 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.33560700 %     4.40044703 %    1.20984890 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,790,354.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,129,046.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.46499527
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              350.90

POOL TRADING FACTOR:                                                91.37775360